Exhibit 99.1

COTY INC. TO OFFER SENIOR SECURED NOTES

NEW YORK—(BUSINESS WIRE)—Apr. 15, 2021— Coty Inc. (NYSE: COTY) (“Coty”) today announced its intention to offer, in a private transaction, up to $750 million aggregate principal amount of senior secured notes (the “Notes”), subject to market and customary conditions. The interest rates and other key terms of the offering will be determined at the time of pricing.

The Notes will be senior secured obligations of Coty and will be guaranteed on a senior secured basis by each of Coty’s subsidiaries and will be secured by first priority liens on the same collateral that secures Coty’s obligations under its existing senior secured credit facilities. The Notes and the guarantees will be equal in right of payment with all of Coty’s and the guarantors’ respective existing and future senior indebtedness and will be pari passu with all of Coty’s and the guarantors’ respective existing and future indebtedness that is secured by a first priority lien on the collateral, including the existing senior secured credit facilities, to the extent of the value of such collateral.

Coty intends to use the net proceeds from the offering to repay a portion of its outstanding term loans under its existing credit facilities and to pay any related premiums, fees and expenses thereto.

The Notes and the related guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state or foreign securities laws, and will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A, and to persons outside the United States in compliance with Regulation S under the Securities Act. Unless so registered, the Notes and the related guarantees may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Note Regarding Forward-looking Statements: The statements contained in this press release include certain “forward-looking statements” within the meaning of the securities laws. These forward-looking statements reflect Coty’s current views with respect to, among other things, Coty’s offering of the Notes and the use of proceeds therefrom. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “are going to,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “should,” “outlook,” “continue,” “target,” “aim,” “potential” and similar words or phrases. These statements are based on certain assumptions and estimates that Coty considers reasonable and are not guarantees of Coty’s future performance, but are subject to a number of risks and uncertainties, many of which are beyond Coty’s control, which could cause actual events or results to differ materially from such statements, including Coty’s ability to consummate the offering of the Notes and enter into the credit agreement governing its proposed new senior secured credit facilities on a timely basis and on terms commercially acceptable to Coty, or at all, and other factors identified in “Risk Factors” included in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 and subsequent quarterly reports on Form 10-Q. All forward-looking statements made in this press release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this press release, and Coty does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

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For Information Contact:

Investor Relations

Olga Levinzon

212-389-7733

Olga_Levinzon@cotyinc.com

Media

Antonia Werther

+31 621 394495917-754-8399

Antonia_Werther@cotyinc.com